                    UNUM LIFE INSURANCE COMPANY OF AMERICA


                                    BYLAWS

                                   ARTICLE I

                               NAMES AND OFFICES


Section 1.01. The name of the Corporation shall be UNUM Life Insurance Company of America.

Section 1.02. The principal office shall be located in the City of Portland, County of Cumberland, State of Maine.

Section 1.03. The Corporation may also have offices at such other places both within and without the State of Maine as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 2.01. All meetings of the Stockholders for the election of Directors shall be held in the City of Portland, State of Maine, at such place as may be fixed from time to time by the Board of Directors, or at such other place within or without the State of Maine as shall be designated from time to time by the Board of Directors, stated in the notice of the meeting and permitted by law. Meetings of stockholders for any other purpose may be held at such time and place, within the State of Maine, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02. Annual meetings of Stockholders, commencing with the year 1972, shall be held on the fourth Thursday in March, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:30 p.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.03. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 2.04. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.05. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.06. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.07. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.08. The holders of a majority of the stock issued and outstanding and entitled to voted thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by Statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after one year from the date of its execution.

Section 2.11. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof, and filed with the clerk of the corporation. Such written consent shall have the same effect as a unanimous vote of the stockholders.


                                  ARTICLE III

                                   DIRECTORS

Section 3.01. The number of Directors which shall constitute the whole Board shall be not less than seven nor more than fifteen. The Directors shall be elected at the annual meeting of the stockholders except as provided in Section 3.02, and each Director elected shall hold officer until his successor is elected and qualified. Directors need not be stockholders.

Section 3.02. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by Statute. If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the President or Chairman of the Board may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.

Section 3.03. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.04. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Maine.

Section 3.05. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 3.06. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.07. Special meetings of the Board may be called by the President on five (5) days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

Section 3.08. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors,, except as may be otherwise specifically provided by Statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.10. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.11. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum or a stated salary for service as a Director. No such payment shall preclude and Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

Section 3.12. Unless otherwise restricted by the articles of incorporation or by these By-laws, any action required to be taken at a meeting of the Board of Directors of this corporation, or any action which may be taken at a meeting of the Board of Directors or of a Committee thereof, may be taken without a meeting if all Directors or Committee members, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or Committee, such consent shall have the same effect as a unanimous Vote.


                                   ARTICLE IV

                                    NOTICES

Section 4.01. Whenever, under the provisions of the Statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given be telegram.

Section 4.02. Whenever any notice is required to be given under the provisions of the Statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                    OFFICERS

Section 5.01. The Officers of the Corporation will be chosen by the Board of Directors and shall be a President, a Vice President, a Clerk, a Secretary, a Treasurer. The Board of directors may also choose additional Vice Presidents, and one or more Assistant Clerks, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.02. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice Presidents, a Clerk, a Secretary and a Treasurer.

Section 5.03. The Board of Directors may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.04. The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.05. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.06. The President shall be the chief executive Officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 5.07. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

Section 5.08. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.09. The Clerk shall be a resident of the State of Maine; if he removes from the State, he shall be deemed thereby to have vacated his office, and the vacancy shall be filled by the Directors. The Clerk shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Clerk shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Clerk. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 5.10. The Assistant Clerk, or if there be more than one, the Assistant Clerks in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Clerk or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Clerk and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.11. The Secretary shall, in the absence of the Clerk or in the event of his inability or refusal to act, perform the duties and exercise the power of the Clerk and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.12. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the Credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 5.14. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.15. The Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.16. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                                 CAPITAL STOCK

Section 6.01. No stockholder of the Corporation as such shall be entitled as a matter of right to subscribe or apply for or purchase or receive any part of any unissued securities of the Corporation or of any securities issued and thereafter acquired by the Corporation.

Section 6.02. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Clerk or an Assistant Clerk of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.03. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

Section 6.04. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.05. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.06. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.07. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maine.


                                  ARTICLE VII

                               GENERAL PROVISIONS

Section 7.01. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.02. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.04. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.05. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.06. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maine". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                     INDEMNIFICATION OF CORPORATE PERSONNEL

Section 8.01.

   (a) The corporation may indemnify any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of the corporation, whether civil or criminal, including, without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director, officer or employee of the corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer or employee acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation.

   (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director, officer or employee did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation.


Section 8.02.

   (a) A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 8.01 of this Article VIII shall be entitled as a matter of right to indemnification as authorized in said sections.

   (b) Except as provided in subsection (a) of this Section 8.02, any indemnification under Section 8.01 of this Article VIII, unless ordered by a court in accordance with Section 8.03 of this Article VIII, shall be made by the corporation only if authorized in the specific case:

        (i) By resolution of the Board of Directors (if the person who was a party to such action or proceeding is not, at the time such resolution is adopted, a director, upon a finding, made with or without the advice of independent legal counsel as the Board sees fit, that the director, officer or employee whose conduct is called into question in such action or proceeding has met the standard of conduct set forth in Section 8.01 of this Article VIII;

        (ii) by resolution of a majority of all of the other directors who were not such parties (if the person who was a party to such action or proceeding is, at the time such resolution is adopted, a director) provided that all such other directors constitute at least a quorum of the Board of Directors, at a meeting at which all such other directors are present upon a finding, made with or without the advice of independent legal counsel as such majority of such other directors sees fit, that the director, officer or employee whose conduct is called into question in such action or proceeding has met the standard of conduct set forth in Section 8.01 of this
             Article VIII; or

       (iii) if no resolution complying with subparagraph (i) above can be had and if no resolution complying with subparagraph (ii) next above can be had with due diligence, or if a majority at a meeting complying with said subparagraph (ii) so decide, by resolution of the Board of Directors upon the opinion of an independent legal counsel that indemnification is proper under the circumstances because the standard of conduct set forth in Section 8.01 of this
             Article VIII has been met by the director, officer or employee whose conduct is called into question in such action or proceeding.

   (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding if authorized under subsection (b) of this
       Section 8.02.


Section 8.03.

   (a) Notwithstanding the failure of the corporation to provide indemnification and despite any contrary resolution of the Board of Directors (or members thereof) in a specific case under subsection 8.02(b) of this Article VIII, indemnification shall be awarded by a court to the extent authorized under Section 8.01 and subsection 8.02(a) of this Article VIII.

   (b) Application to a court for such indemnification shall be made either (i) in the action or proceeding in which the expenses were incurred or other amounts were paid, if the court has jurisdiction over the corporation and is otherwise a court of competent jurisdiction, or (ii) in a separate action or proceeding brought in any court of competent jurisdiction, in which case the application for indemnification shall set forth the disposition of any previous application made to any court for the same or similar relief in the action or proceeding in which the expenses were incurred or other amounts paid.

   (c) Where indemnification is sought by judicial action, the court may allow the person seeking such indemnification such reasonable expenses, including attorneys' fees, during the pendency of the litigation in which the expenses as to which indemnification is being sought are being incurred as are necessary in connection with his defense therein, if the court shall find that such person has by his pleadings or during the course of such litigation raised genuine issues of fact or law.


Section 8.04.

   (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under Section 8.02(c) or allowed by a court under Section 8.03(c) of this Article VIII, shall be repaid (i) in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article VIII, not to be entitled to indemnification, or (ii) where indemnification is granted, to the extent that the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

   (b) No indemnification, advancement or allowance shall be made if and to the extent that, in case the action or proceeding is terminated by a settlement approved by the court, such indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

   (c) No indemnification shall be made if it would be inconsistent with the provisions of the By-laws of the corporation or policies of the corporation relative to conflict of interest in effect at the time of accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts paid which prohibited or otherwise limited indemnification.

   (d) Independent legal counsel as used herein shall mean any law firm selected by the Board of Directors and may include a law firm of which a director is a member, provided such director is not the applicant for indemnification.

   (e) If any section, subsection, paragraph, sentence, clause, phrase or word in this Article VIII shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other section, subsection, paragraph, sentence, clause, phrase or word of said Article VIII.


                                   ARTICLE IX

                                   AMENDMENTS

Section 9.01. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.